Exhibit 99.1

News Release	News Release

Magnum Hunter Resources Announces Definitive Agreement

to Acquire Appalachian Basin Properties for $106.7 Million

HOUSTON, Texas — (Marketwire) — October 25, 2012 — Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE MKT: MHR.PRC and MHR.PRD) (“Magnum Hunter” or the “Company”) announced today that Triad Hunter, LLC, a wholly-owned subsidiary of the Company, has entered into a definitive purchase agreement to acquire 100% of the stock of privately held Viking International Resources Co., Inc., or Virco, for a purchase price of approximately $106.7 million.

The total consideration for this transaction will be paid 65% (or approximately $69.4 million) in the form of a convertible preferred stock (the “Preferred Stock”) of the Company and 35% (or approximately $37.3 million) in cash. The Preferred Stock consideration will be payable in the form of depositary shares representing a new 8% Series E Cumulative Convertible Preferred Stock of the Company, with each depositary share having a liquidation preference of $25.00 per share and a dividend rate of 8.0% per annum (based on liquidation preference) and being convertible at the option of the holder into shares of common stock of the Company at a conversion price of $8.50 per share (based on liquidation preference and subject to customary anti-dilution adjustments). The transaction, which is subject to customary closing conditions, is expected to close on or about November 2, 2012, with an effective date of January 1, 2012. The cash portion of the purchase price is expected to be paid from additional sales of Preferred Stock and/or availability under Magnum Hunter’s existing Senior Revolving Credit Facility. The borrowing base under Magnum Hunter’s Senior Revolving Credit Facility is currently being re-determined by the Company’s bank group, and the Company anticipates a sizeable additional increase.

The Company is acquiring approximately 51,500 net Appalachian Basin mineral acres located in West Virginia and Ohio. This acreage position includes approximately 27,000 net acres in the liquids rich Marcellus Shale, of which 19,000 are located in Ritchie County, West Virginia and 8,000 are located in Washington and Monroe Counties, Ohio. Additionally, the acreage position in Ohio includes approximately 9,000 net liquids rich Utica Shale acres and more than 19,000 net dry Utica Shale acres. Approximately 98% of the total acreage position is held by shallow existing production or “HBP”.

Current net production from the producing assets associated with this acquisition is approximately 475 barrels of oil equivalent per day with a very low decline rate. Total estimated proved reserves are 3.7 million barrels of oil equivalent as of January 1, 2012.

Management has identified 105 gross drilling locations on the Virco acreage which is broken down as follows:

•                  74 Marcellus drilling locations

•                  31 Utica drilling locations

Upon the financial closing of this transaction, the Company will have over 85,500 net acres in the liquids rich Marcellus Shale and 81,800 net acres located within the Utica Shale.

Magnum Hunter Management Comments

Mr. Gary C. Evans, Chairman and Chief Executive Officer, commented, “We have been working on this acquisition for almost one year now. Our team is excited to bring on board the existing pool of employees of Virco to our combined organization in this region. Virco’s leasehold acreage position is located in the States of Ohio and West Virginia, and fits extremely well with our existing acreage owned in this region. Additionally, we have identified over 100 new drillable locations with both Marcellus and Utica potential on a significant portion of this new leasehold being acquired at a very attractive price per acre. This new liquids rich gas potential will have a significant impact to our Eureka Hunter midstream division as they will have the capability to provide gathering and transportation to processing facilities in West Virginia and/or Ohio. The southern part of the wet gas window in the Utica Play in Ohio appears to be some of the most prolific in the area. Recently drilled wells in this immediate region have had the highest initial production rates in the entire Utica Play. Our Company has planned our first Utica test in the first quarter of 2013. With the combination of the recent improvement in natural gas prices this year from $2.00/mcf to approximately $3.50/mcf, our new midstream cryogenic gas processing capabilities beginning in late November (will add approximately $1.25/mcf to our net price), and improving overall well economics in this region, this liquids rich area becomes highly profitable. Management anticipates that this Division of the Company will garner a significant portion of our 2013 capital expenditure budget.”

Investor Conference Call

Magnum Hunter will host a conference call this morning, October 25, 2012, at 8:00 a.m. CT to discuss the Virco acquisition, the Company’s third quarter 2012 operations update (with respect to which the Company issued a press release yesterday afternoon) and related matters. To access the conference call, please go to http://us.meeting-stream.com/magnumhunterresources_102412 for a live web cast or dial (866) 373-1422 (international dial-in use (706) 645-4823) and provide the access code #57064664 when prompted.

An audio recording of this conference call will be available on Friday, October 26, 2012, on the Company’s website, www.magnumhunterresources.com, under ‘Investors.’ The audio recording will be available for 12 months.

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas-based independent exploration and production company engaged in the acquisition, development and production of crude oil, natural gas and natural gas liquids, primarily in the states of West Virginia, Kentucky, Ohio, Texas and North Dakota, and Saskatchewan, Canada. The Company is presently active in five of the most prolific unconventional shale resource plays in North America, namely the Marcellus Shale, Utica Shale, Eagle Ford Shale, Pearsall Shale and Williston Basin/Bakken Shale.

For more information about Magnum Hunter, please visit www.magnumhunterresources.com. This press release and the Company’s third quarter 2012 operations update press release have been posted on this website.

Forward-Looking Statements

The statements and information contained in this press release that are not statements of historical fact, including any estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. These forward-looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities and our midstream activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. In addition, with respect to any pending acquisitions described herein, forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of the proposed transactions; the ability to complete the proposed transactions considering the various closing conditions; the benefits of such transactions and their impact on the Company’s business; and any statements of assumptions underlying any of the foregoing. In addition, if and when any proposed transaction is consummated, there will be risks and uncertainties related to the Company’s ability to successfully integrate the operations and employees of the Company and the acquired business. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” “pursue,” “plan” or “continue” or the negative thereof or variations thereon or similar terminology.

These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among others, the following: adverse economic conditions in the United States, Canada and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques; the effects of increased federal and state regulation, including regulation of the environmental aspects, of hydraulic fracturing; the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; regulatory, environmental and land management issues, and demand for gas gathering services, relating to our midstream operations; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity.

These factors are in addition to the risks described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s 2011 annual report on Form 10-K, as amended, filed with the Securities and Exchange Commission, which we refer to as the SEC. Most of these factors are difficult to anticipate and beyond our control. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this document. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We urge readers to review and consider disclosures we make in our reports that discuss factors germane to our business. See in particular our reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the SEC. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Contact:
Gabe Scott
Vice President - Capital Markets and Corporate Development
ir@magnumhunterresources.com
(832) 203-4539